Exhibit 99.1

NEWS RELEASE

Alliance Data Systems Corporation Announces Proposed Offering of
$600 Million of Senior Notes
Columbus, Ohio, December 16, 2016 — Alliance Data Systems Corporation (NYSE: ADS) (“Alliance Data”) announced today that it proposes to offer, subject to market conditions and other factors, $600.0 million aggregate principal amount of senior notes due 2024 (the “Notes”). The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). Alliance Data intends to use the net proceeds from the Notes Offering to repay a portion of the outstanding indebtedness under the term loans provided for in its existing credit agreement (the “Credit Agreement”).
The Notes will be general unsecured senior obligations of Alliance Data and will be guaranteed on a senior unsecured basis by each of its existing and future domestic subsidiaries that incurs or in any other manner becomes liable for any debt under Alliance Data’s domestic credit facilities, including the Credit Agreement. The Notes will pay interest semi-annually.  The interest rate and other terms of the Notes are to be determined by negotiations between Alliance Data and the initial purchasers.
The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Alliance Data is under no obligation, and has no intention, to register the Notes under the Securities Act or any state securities laws in the future.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Alliance Data
Alliance Data is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. Alliance Data creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 9,000 associates at more than 50 locations worldwide.
Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. In July 2019, Alliance Data completed the sale of its Epsilon business to Publicis Groupe. More information about Alliance Data can be found at www.AllianceData.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized as well as whether or when any share repurchases are completed.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
Tiffany.Louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
Shelley.Whiddon@alliancedata.com